Exhibit 99.1

UNIFI®, Makers of REPREVE®, Announces Second Quarter Fiscal 2023 Results

Sales and profitability impacted by continued near-term demand disruption for apparel production

Cash generated from operations outpaced profitability headwinds

GREENSBORO, N.C., February 1, 2023 – Unifi, Inc. (NYSE: UFI) (together with its consolidated subsidiaries, “UNIFI”), makers of REPREVE and one of the world’s leading innovators in recycled and synthetic yarns, today released operating results for the second fiscal quarter ended January 1, 2023.

Second Quarter Fiscal 2023 Overview

•
Net sales were $136.2 million, a decrease of 32.4% from the second quarter of fiscal 2022, primarily attributable to temporary demand disruption in the Americas and Asia Segments caused by near-term inventory destocking measures taken by apparel brands and retailers.
•
Revenues from REPREVE Fiber products represented 31% of net sales, or $42.9 million, compared to 40%, or $81.5 million, in the second quarter of fiscal 2022, primarily impacted by lower sales volumes in Asia.
•
Gross loss was $8.0 million compared to gross profit of $16.9 million for the second quarter of fiscal 2022, primarily impacted by lower facility utilization and lower sales. Gross margin was (5.9%) compared to 8.4% for the second quarter of fiscal 2022.
•
Operating loss was $19.8 million compared to operating income of $4.6 million for the second quarter of fiscal 2022.
•
Net loss was $18.0 million, or ($1.00) per share, compared to net income of $0.9 million, or $0.05 per share, for the second quarter of fiscal 2022. Adjusted Net Loss was $21.8 million compared to $0.9 million of Adjusted Net Income for the second quarter of fiscal 2022.
•
Adjusted EBITDA was ($13.0) million compared to $10.9 million for the second quarter of fiscal 2022.
•
Operating cash flows generated for the six months ended January 1, 2023 were $7.3 million, compared to ($4.0) million used in the comparative prior year period, exhibiting diligence around operating costs and working capital, which helped to offset a demand-suppressed operating environment.
•
Net Debt decreased from $79.8 million at October 2, 2022 to $79.6 million at January 1, 2023.
•
In October 2022, the existing credit facility was amended, expanded from $200.0 million to $230.0 million and maturity extended to October 2027, to support future growth and to provide additional liquidity.

Adjusted Net (Loss) Income, Adjusted EBITDA and Net Debt are non-GAAP financial measures. The schedules included in this press release reconcile each non-GAAP financial measure to its most directly comparable GAAP financial measure.

Eddie Ingle, Chief Executive Officer of Unifi, said, “Our second quarter fiscal 2023 performance was significantly impacted by a sequential decline in apparel production beyond our prior expectations. Our team remained proactive and executed numerous cost reduction initiatives and other savings measures during the period, but the headwinds caused by near-term inventory destocking efforts impacted demand from many of our apparel customers. The good news is that our customers’ supply chains are beginning to normalize and the drivers of our mid- and long-term growth engines remain fully intact. Further, our customers are forecasting a stronger second half of the calendar year as they work through their remaining excess inventory and short-term headwinds. In the interim, we will continue to invest prudently with an eye towards supporting long-term growth, while simultaneously controlling costs and building efficiencies. We remain confident in our position as a global leader for sustainable solutions and in the long-term demand profile for our REPREVE products and other innovative solutions.”

Second Quarter Fiscal 2023 Compared to Second Quarter Fiscal 2022

Net sales decreased 32.4% to $136.2 million, from $201.4 million, primarily driven by lower sales volumes. The demand for apparel production declined significantly in the first half of fiscal 2023 as brands and retailers took actions to reduce their inventory levels and normalize supply chains. This caused the Americas and Asia Segments to experience revenue declines from customers across both U.S. and foreign markets.

Gross loss was $8.0 million compared to gross profit of $16.9 million in the second quarter of fiscal 2022. Americas Segment gross profit decreased $13.9 million, primarily as a result of lower sales volumes driving weaker productivity and cost absorption. Brazil Segment gross profit decreased $6.2 million due to selling price pressures from foreign imports against high-cost inventory. The Asia Segment maintained a strong gross margin rate but was impacted by weaker sales volumes, driving a gross profit decrease of $4.8 million.

Operating loss was $19.8 million compared to operating income of $4.6 million in the second quarter of fiscal 2022, primarily due to the decrease in gross profit. Net loss was $18.0 million, or ($1.00) per share, compared to net income of $0.9 million, or $0.05 per share, impacted by the weaker profitability in the U.S. On an adjusted basis, EPS was ($1.21), which includes a $3.8 million recovery of prior years' income taxes in Brazil, compared to of $0.05 in the prior year period. Adjusted EBITDA was ($13.0) million, compared to $10.9 million, consistent with the change in operating income.

Year-To-Date Fiscal 2023 Compared to Year-To-Date Fiscal 2022

Net sales were $315.7 million compared to $397.4 million. Revenues from REPREVE Fiber products represented 29% of net sales, or $92.0 million, compared to 39%, or $153.4 million. Gross margin was (0.5%) compared to 10.8%. Operating loss was $24.5 million compared to operating income of $17.8 million. Net loss was $25.9 compared to net income of $9.6 million.

Liquidity and Credit Facility

On October 28, 2022, UNIFI renewed and amended its existing credit facility to expand the borrowing capacity and extend the maturity date. The amended credit agreement increases the borrowing capacity from $200.0 million to $230.0 million; extends the maturity date from December 2023 to October 2027; and contains pricing, terms, and conditions generally consistent with those in place prior to the amendment. In connection with the refinancing, a loss on debt extinguishment of $0.3 million was recorded to interest expense in the second quarter of fiscal 2023.

Debt principal was $130.4 million on January 1, 2023 compared to $114.3 million on July 3, 2022. Cash and cash equivalents decreased to $50.8 million on January 1, 2023, from $53.3 million on July 3, 2022, as operational losses were partially offset by cost and working capital diligence. Accordingly, Net Debt was $79.6 million on January 1, 2023 compared to $61.0 million on July 3, 2022. On January 1, 2023, the revolving credit facility had outstanding borrowings of $3.4 million and availability of $64.7 million.

Outlook

The operating environment and textile demand trends for the apparel market are expected to recover at a modest pace during calendar 2023. UNIFI expects the following for the third quarter of fiscal 2023:

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revenue to increase sequentially, but adversely impacted by the Lunar New Year holiday in Asia;
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sequential operating performance improvement;
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continued volatility and unfavorability in the effective tax rate; and
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slightly lower sequential capital expenditures, with further reductions anticipated during the fourth quarter of fiscal 2023.

Ingle continued, “Although current economic conditions have impacted our financial results in the first half of the fiscal year, our team has taken the proper actions to mitigate these headwinds. We believe we have positioned the business to return to strength in the second half of the fiscal year. We have also made positive changes to our capital structure by amending and expanding our credit facility, and we maintain a strong and flexible balance sheet. Most importantly, our position as the premier supplier of sustainable fibers continues to be recognized across the globe, and the REPREVE brand remains highly aligned with our customers’ long-term priorities. As the apparel markets recover, we expect to see our business bounce back fairly quickly and are confident we have the right strategic plan to drive long-term growth and value for all of our stakeholders.”

Second Quarter Fiscal 2023 Earnings Conference Call

UNIFI will provide additional commentary regarding its second quarter fiscal 2023 results and other developments during its earnings conference call on February 2, 2023, at 8:30 a.m., Eastern Time. The call can be accessed via a live audio webcast on UNIFI’s website at http://investor.unifi.com. Additional supporting materials and information related to the call will also be available on UNIFI’s website.

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About UNIFI

Unifi, Inc. (NYSE: UFI) is a global textile solutions provider and one of the world's leading innovators in manufacturing synthetic and recycled performance fibers. Through REPREVE, one of UNIFI's proprietary technologies and the global leader in branded recycled performance fibers, UNIFI has transformed more than 35 billion plastic bottles into recycled fiber for new apparel, footwear, home goods, and other consumer products. UNIFI continually innovates technologies to meet consumer needs in moisture management, thermal regulation, antimicrobial protection, UV protection, stretch, water resistance, and enhanced softness. UNIFI collaborates with many of the world's most influential brands in the sports apparel, fashion, home, automotive and other industries. For more information about UNIFI, visit www.unifi.com.

Contact information:

Davis Snyder

Alpha IR Group

312-445-2870

UFI@alpha-ir.com

Financial Statements, Business Segment Information and Reconciliations of Reported Results to Adjusted Results to Follow

CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS

(Unaudited)

(In thousands, except per share amounts)

	For the Three Months Ended		For the Six Months Ended
	January 1, 2023	December 26, 2021	January 1, 2023	December 26, 2021
Net sales	$136,212	$201,410	$315,731	$397,402
Cost of sales	144,212	184,520	317,168	354,415
Gross (loss) profit	(8,000)	16,890	(1,437)	42,987
Selling, general and administrative expenses	11,748	11,966	23,521	24,636
(Benefit) provision for bad debts	(156)	(240)	18	(320)
Other operating expense (income), net	226	573	(463)	829
Operating (loss) income	(19,818)	4,591	(24,513)	17,842
Interest income	(514)	(194)	(1,061)	(452)
Interest expense	1,889	735	3,136	1,431
Equity in earnings of unconsolidated affiliates	(86)	(64)	(381)	(344)
(Loss) income before income taxes	(21,107)	4,114	(26,207)	17,207
(Benefit) provision for income taxes	(3,070)	3,185	(336)	7,598
Net (loss) income	$(18,037)	$929	$(25,871)	$9,609

Net (loss) income per common share:
Basic	$(1.00)	$0.05	$(1.44)	$0.52
Diluted	$(1.00)	$0.05	$(1.44)	$0.51

Weighted average common shares outstanding:
Basic	18,034	18,511	18,017	18,513
Diluted	18,034	19,004	18,017	18,999

CONDENSED CONSOLIDATED BALANCE SHEETS

(Unaudited)

(In thousands)

	January 1, 2023	July 3, 2022
ASSETS
Cash and cash equivalents	$50,781	$53,290
Receivables, net	64,980	106,565
Inventories	147,253	173,295
Income taxes receivable	1,938	160
Other current assets	13,203	18,956
Total current assets	278,155	352,266
Property, plant and equipment, net	226,279	216,338
Operating lease assets	7,736	8,829
Deferred income taxes	2,841	2,497
Other non-current assets	13,222	8,788
Total assets	$528,233	$588,718

LIABILITIES AND SHAREHOLDERS’ EQUITY
Accounts payable	$33,784	$73,544
Income taxes payable	587	1,526
Current operating lease liabilities	2,002	2,190
Current portion of long-term debt	11,092	11,726
Other current liabilities	11,345	19,806
Total current liabilities	58,810	108,792
Long-term debt	118,980	102,309
Non-current operating lease liabilities	5,818	6,736
Deferred income taxes	4,986	4,983
Other long-term liabilities	4,760	4,449
Total liabilities	193,354	227,269

Commitments and contingencies

Common stock	1,805	1,798
Capital in excess of par value	67,875	66,120
Retained earnings	327,265	353,136
Accumulated other comprehensive loss	(62,066)	(59,605)
Total shareholders’ equity	334,879	361,449
Total liabilities and shareholders’ equity	$528,233	$588,718

CONDENSED CONSOLIDATED STATEMENTS OF CASH FLOWS

(Unaudited)

(In thousands)

	For the Six Months Ended
	January 1, 2023	December 26, 2021
Cash and cash equivalents at beginning of period	$53,290	$78,253
Operating activities:
Net (loss) income	(25,871)	9,609
Adjustments to reconcile net (loss) income to net cash provided (used) by operating activities:
Equity in earnings of unconsolidated affiliates	(381)	(344)
Depreciation and amortization expense	13,478	12,687
Non-cash compensation expense	1,976	2,261
Recovery of income taxes	(3,799)	—
Deferred income taxes	(304)	(3,197)
Other, net	289	(149)
Changes in assets and liabilities	21,884	(24,817)
Net cash provided (used) by operating activities	7,272	(3,950)

Investing activities:
Capital expenditures	(23,950)	(19,172)
Other, net	(576)	87
Net cash used by investing activities	(24,526)	(19,085)

Financing activities:
Proceeds from long-term debt	101,700	20,111
Payments on long-term debt	(85,599)	(25,377)
Common stock repurchased	—	(1,204)
Other, net	(705)	(324)
Net cash provided (used) by financing activities	15,396	(6,794)

Effect of exchange rate changes on cash and cash equivalents	(651)	(804)
Net decrease in cash and cash equivalents	(2,509)	(30,633)
Cash and cash equivalents at end of period	$50,781	$47,620

BUSINESS SEGMENT INFORMATION

(Unaudited)

(In thousands)

Net sales details for each reportable segment of UNIFI are as follows:

	For the Three Months Ended		For the Six Months Ended
	January 1, 2023	December 26, 2021	January 1, 2023	December 26, 2021
Americas	$85,242	$114,697	$192,886	$225,523
Brazil	25,687	27,601	64,566	61,339
Asia	25,283	59,112	58,279	110,540
Consolidated net sales	$136,212	$201,410	$315,731	$397,402

Gross (loss) profit details for each reportable segment of UNIFI are as follows:

	For the Three Months Ended		For the Six Months Ended
	January 1, 2023	December 26, 2021	January 1, 2023	December 26, 2021
Americas	$(13,084)	$853	$(17,953)	$10,039
Brazil	1,330	7,526	8,117	17,466
Asia	3,754	8,511	8,399	15,482
Consolidated gross (loss) profit	$(8,000)	$16,890	$(1,437)	$42,987

RECONCILIATIONS OF REPORTED RESULTS TO ADJUSTED RESULTS

(Unaudited)

(In thousands)

EBITDA and Adjusted EBITDA (Non-GAAP Financial Measures)

The reconciliations of the amounts reported under U.S. generally accepted accounting principles (“GAAP”) for Net (loss) income to EBITDA and Adjusted EBITDA are set forth below.

	For the Three Months Ended		For the Six Months Ended
	January 1, 2023	December 26, 2021	January 1, 2023	December 26, 2021
Net (loss) income	$(18,037)	$929	$(25,871)	$9,609
Interest expense, net	1,375	541	2,075	979
(Benefit) provision for income taxes	(3,070)	3,185	(336)	7,598
Depreciation and amortization expense (1)	6,693	6,266	13,390	12,574
EBITDA	(13,039)	10,921	(10,742)	30,760

Other adjustments (2)	—	—	—	—
Adjusted EBITDA	$(13,039)	$10,921	$(10,742)	$30,760

(1)
Within this reconciliation, depreciation and amortization expense excludes the amortization of debt issuance costs, which are reflected in interest expense, net. Within the condensed consolidated statements of cash flows, amortization of debt issuance costs is reflected in depreciation and amortization expense. In the second quarter of fiscal 2023, interest expense, net reflects $273 of loss on debt extinguishment.

(2)
For the periods presented, there were no other adjustments necessary to reconcile Net (loss) income to Adjusted EBITDA.

Adjusted Net (Loss) Income and Adjusted EPS (Non-GAAP Financial Measures)

The tables below set forth reconciliations of (i) (loss) income before income taxes (“Pre-tax (Loss) Income”), (benefit) provision for income taxes (“Tax Impact”), and net (loss) income (“Net (Loss) Income”) to Adjusted Net (Loss) Income and (ii) Diluted Earnings Per Share (“Diluted EPS”) to Adjusted EPS. Rounding may impact certain of the below calculations.

	For the Three Months Ended January 1, 2023				For the Three Months Ended December 26, 2021
	Pre-tax Loss	Tax Impact	Net Loss	Diluted EPS	Pre-tax Income	Tax Impact	Net Income	Diluted EPS
GAAP results	$(21,107)	$3,070	$(18,037)	$(1.00)	$4,114	$(3,185)	$929	$0.05
Recovery of income taxes (1)	—	(3,799)	(3,799)	(0.21)	—	—	—	—
Adjusted results	$(21,107)	$(729)	$(21,836)	$(1.21)	$4,114	$(3,185)	$929	$0.05

Weighted average common shares outstanding				18,034				19,004

	For the Six Months Ended January 1, 2023				For the Six Months Ended December 26, 2021
	Pre-tax Loss	Tax Impact	Net Loss	Diluted EPS	Pre-tax Income	Tax Impact	Net Income	Diluted EPS
GAAP results	$(26,207)	$336	$(25,871)	$(1.44)	$17,207	$(7,598)	$9,609	$0.51
Recovery of income taxes (1)	—	(3,799)	(3,799)	(0.21)	—	—	—	—
Adjusted results	$(26,207)	$(3,463)	$(29,670)	$(1.65)	$17,207	$(7,598)	$9,609	$0.51

Weighted average common shares outstanding				18,017				18,999

(1)
In the second quarter of fiscal 2023, UNIFI recorded a recovery of income taxes in connection with filing amended tax returns in Brazil relating to certain income taxes paid in prior fiscal years.

Net Debt (Non-GAAP Financial Measure)

Reconciliations of Net Debt are as follows:

	January 1, 2023	July 3, 2022
Long-term debt	$118,980	$102,309
Current portion of long-term debt	11,092	11,726
Unamortized debt issuance costs	319	255
Debt principal	130,391	114,290
Less: cash and cash equivalents	50,781	53,290
Net Debt	$79,610	$61,000

Cash and cash equivalents

At both January 1, 2023 and July 3, 2022, UNIFI’s foreign operations held approximately 99% of consolidated cash and cash equivalents.

REPREVE Fiber

REPREVE Fiber represents UNIFI’s collection of fiber products on its recycled platform, with or without added technologies.

Non-GAAP Financial Measures

Certain non-GAAP financial measures included herein are designed to complement the financial information presented in accordance with GAAP. These non-GAAP financial measures include Earnings Before Interest, Taxes, Depreciation and Amortization (“EBITDA”), Adjusted EBITDA, Adjusted Net (Loss) Income, Adjusted EPS, and Net Debt (together, the “non-GAAP financial measures”).

•
EBITDA represents Net (loss) income before net interest expense, income tax expense, and depreciation and amortization expense.
•
Adjusted EBITDA represents EBITDA adjusted to exclude, from time to time, certain adjustments necessary to understand and compare the underlying results of UNIFI.
•
Adjusted Net (Loss) Income represents Net (loss) income calculated under GAAP adjusted to exclude certain amounts. Management believes the excluded amounts do not reflect the ongoing operations and performance of UNIFI and/or exclusion may be necessary to understand and compare the underlying results of UNIFI.
•
Adjusted EPS represents Adjusted Net (Loss) Income divided by UNIFI’s weighted average common shares outstanding.
•
Net Debt represents debt principal less cash and cash equivalents.

The non-GAAP financial measures are not determined in accordance with GAAP and should not be considered a substitute for performance measures determined in accordance with GAAP. The calculations of the non-GAAP financial measures are subjective, based on management’s belief as to which items should be included or excluded in order to provide the most reasonable and comparable view of the underlying operating performance of the business. We may, from time to time, modify the amounts used to determine our non-GAAP financial measures.

We believe that these non-GAAP financial measures better reflect UNIFI’s underlying operations and performance and that their use, as operating performance measures, provides investors and analysts with a measure of operating results unaffected by differences in capital structures, capital investment cycles, and ages of related assets, among otherwise comparable companies.

Management uses Adjusted EBITDA (i) as a measurement of operating performance because it assists us in comparing our operating performance on a consistent basis, as it removes the impact of (a) items directly related to our asset base (primarily depreciation and amortization) and (b) items that we would not expect to occur as a part of our normal business on a regular basis; (ii) for planning purposes, including the preparation of our annual operating budget; (iii) as a valuation measure for evaluating our operating performance and our capacity to incur and service debt, fund capital expenditures, and expand our business; and (iv) as one measure in determining the value of other acquisitions and dispositions. Adjusted EBITDA is a key performance metric utilized in the determination of variable compensation. We also believe Adjusted EBITDA is an appropriate supplemental measure of debt service capacity, because it serves as a high-level proxy for cash generated from operations.

Management uses Adjusted Net (Loss) Income and Adjusted EPS (i) as measurements of net operating performance because they assist us in comparing such performance on a consistent basis, as they remove the impact of (a) items that we would not expect to occur as a part of our normal business on a regular basis and (b) components of the provision for income taxes that we would not expect to occur as a part of our underlying taxable operations; (ii) for planning purposes, including the preparation of our annual operating budget; and (iii) as measures in determining the value of other acquisitions and dispositions.

Management uses Net Debt as a liquidity and leverage metric to determine how much debt would remain if all cash and cash equivalents were used to pay down debt principal.

In evaluating non-GAAP financial measures, investors should be aware that, in the future, we may incur expenses similar to the adjustments included herein. Our presentation of non-GAAP financial measures should not be construed as indicating that our future results will be unaffected by unusual or non-recurring items. Each of our non-GAAP financial measures has limitations as an analytical tool, and investors should not consider it in isolation or as a substitute for analysis of our results or liquidity measures as reported under GAAP. Some of these limitations are (i) it is not adjusted for all non-cash income or expense items that are reflected in our statements of cash flows; (ii) it does not reflect the impact of earnings or charges resulting from matters we consider not indicative of our ongoing operations; (iii) it does not reflect changes in, or cash requirements for, our working capital needs; (iv) it does not reflect the cash requirements necessary to make payments on our debt; (v) it does not reflect our future requirements for capital expenditures or contractual commitments; (vi) it does not reflect limitations on or costs related to transferring earnings from our subsidiaries to us; and (vii) other companies in our industry may calculate this measure differently than we do, limiting its usefulness as a comparative measure.

Because of these limitations, these non-GAAP financial measures should not be considered as a measure of discretionary cash available to us to invest in the growth of our business or as a measure of cash that will be available to us to meet our obligations, including those under our outstanding debt obligations. Investors should compensate for these limitations by relying primarily on our GAAP results and using these measures only as supplemental information.

Cautionary Statement on Forward-Looking Statements

Certain statements included herein contain “forward-looking statements” within the meaning of federal securities laws about the financial condition and results of operations of UNIFI that are based on management’s beliefs, assumptions and expectations about our future economic performance, considering the information currently available to management. An example of such forward-looking statements include, among others, guidance pertaining to our financial outlook. The words “believe,” “may,” “could,” “will,” “should,” “would,” “anticipate,” “plan,” “estimate,” “project,” “expect,” “intend,” “seek,” “strive” and words of similar import, or the negative of such words, identify or signal the presence of forward-looking statements. These statements are not statements of historical fact, and they involve risks and uncertainties that may cause our actual results, performance or financial condition to differ materially from the expectations of future results, performance or financial condition that we express or imply in any forward-looking statement.

Factors that could contribute to such differences include, but are not limited to: the competitive nature of the textile industry and the impact of global competition; changes in the trade regulatory environment and governmental policies and legislation; the availability, sourcing and pricing of raw materials; general domestic and international economic and industry conditions in markets where UNIFI competes, including economic and political factors over which UNIFI has no control; changes in consumer spending, customer preferences, fashion trends and end uses for products; the financial condition of UNIFI’s customers; the loss of a significant customer or brand partner; natural disasters, industrial accidents, power or water shortages, extreme weather conditions and other disruptions at one of our facilities; the disruption of operations, global demand, or financial performance as a result of catastrophic or extraordinary events, including epidemics or pandemics such as the recent strain of coronavirus; the success of UNIFI’s strategic business initiatives; the volatility of financial and credit markets; the ability to service indebtedness and fund capital expenditures and strategic business initiatives; the availability of and access to credit on reasonable terms; changes in foreign currency exchange, interest and inflation rates; fluctuations in production costs; the ability to protect intellectual property; the strength and reputation of our brands; employee relations; the ability to attract, retain and motivate key employees; the impact of climate change or environmental, health and safety regulations; and the impact of tax laws, the judicial or administrative interpretations of tax laws and/or changes in such laws or interpretations.

All such factors are difficult to predict, contain uncertainties that may materially affect actual results and may be beyond our control. New factors emerge from time to time, and it is not possible for management to predict all such factors or to assess the impact of each such factor on UNIFI. Any forward-looking statement speaks only as of the date on which such statement is made, and we do not undertake any obligation to update any forward-looking statement to reflect events or circumstances after the date on which such statement is made, except as may be required by federal securities laws. The above and other risks and uncertainties are described in UNIFI’s most recent Annual Report on Form 10-K, and additional risks or uncertainties may be described from time to time in other reports filed by UNIFI with the Securities and Exchange Commission pursuant to the Securities Exchange Act of 1934, as amended.

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